UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2024

Financial Institutions, Inc.

(Exact name of Registrant as Specified in Its Charter)

New York	0-26481	16-0816610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Liberty Street
Warsaw, New York		14569
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 585 786-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	FISI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Five Star Bank (the "Bank"), the wholly owned subsidiary of Financial Institutions, Inc. (the "Company"), recently discovered fraudulent activity associated with deposit transactions conducted over the course of several business days ending in early March 2024 by an in-market business customer of the Bank. The Bank continues to investigate this matter to determine the potential exposure to the Company, which the Company currently estimates could be up to $18.9 million, or $14.1 million net of taxes. The ultimate financial impact could be lower and will depend, in part, on the Bank's success in recovering the funds. The Bank plans to pursue all available sources of recovery to mitigate the potential loss. The Bank will remain well-capitalized.

The Bank is working with the appropriate law enforcement authorities in connection with this matter. The Company may be limited in what information it can disclose due to the ongoing investigation.

Based on the Bank's review of the circumstances of the fraudulent activity, the Bank believes this incident is an isolated occurrence involving a single, deposit-only business relationship.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such filing.

Forward Looking Statements

This Current Report on Form 8-K may contain forward-looking statements as defined by Section 21E of the Exchange Act, that involve significant risks and uncertainties. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as "believe," "continue," "estimate," "expect," "forecast," "intend," "plan," "preliminary," "should," or "will." Statements herein are based on certain assumptions and analyses by the Company and factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: additional information regarding the potentially fraudulent activity; changes in interest rates; inflation; changes in deposit flows and the cost and availability of funds; the Company’s ability to implement its strategic plan, including by expanding its commercial lending footprint and integrating its acquisitions; whether the Company experiences greater credit losses than expected; whether the Company experiences breaches of its, or third party, information systems; the attitudes and preferences of the Company’s customers; legal and regulatory proceedings and related matters, including any action described in our reports filed with the Securities and Exchange Commission ("SEC"), could adversely affect us and the banking industry in general; the competitive environment; fluctuations in the fair value of securities in its investment portfolio; changes in the regulatory environment and the Company’s compliance with regulatory requirements; general economic and credit market conditions nationally and regionally; and the macroeconomic volatility related to the impact of the COVID-19 pandemic or global political unrest. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language and risk factors included in the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other documents filed with the SEC. Except as required by law, the Company undertakes no obligation to revise these statements following the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Financial Institutions, Inc.

Date:	March 11, 2024	By:	/s/ W. Jack Plants, II
W. Jack Plants, II Executive Vice President, Chief Financial Officer and Treasurer